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                                                                   EXHIBIT 23.7

                        CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
Cablevision Systems Corporation:

  We consent to the incorporation by reference in Amendment No. 1 to the registration statement on Form S-3, No. 333-70999, of Tele-Communications, Inc. of our report, dated April 1, 1997, relating to the consolidated balance sheets of Cablevision Systems Corporation and subsidiaries as of December 31, 1996 and 1995, and the related consolidated statements of operations, stockholders' deficiency and cash flows for each of the years in the three-year period ended December 31, 1996, and the related financial statement schedule, which reports appear in the Current Report on Form 8-K, as amended by Form 8-K/A (Amendment No. 2), of Tele-Communications, Inc., dated March 6, 1998, and to the reference to our firm under the heading "Experts" in the registration statement.

                                          /s/ KPMG LLP
                                          KPMG LLP

Melville, New York

February 8, 1999